UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on March 28, 2014 at the Company’s headquarters.

The first matter voted upon at the meeting was the election of directors.  Each of the nominees was elected to hold office for one year until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified.  The results of the voting at the meeting are as follows:

Director Nominee	For	Against	Abstain	Non Votes
Gurminder S. Bedi	157,440,974	2,285,936	1,030,036	29,682,306
Jeffrey J. Clarke	159,163,274	566,888	1,026,784	29,682,306
John G. Freeland	159,411,956	314,543	1,030,447	29,682,306
David G. Fubini	159,063,543	665,924	1,027,479	29,682,306
William O. Grabe	157,260,592	2,465,138	1,031,217	29,682,306
Frederick A. Henderson	153,556,910	6,164,416	1,035,620	29,682,306
Faye Alexander Nelson	158,035,493	1,686,570	1,034,884	29,682,306
Robert C. Paul	158,097,859	1,650,268	1,008,819	29,682,306
Jennifer J. Raab	159,400,625	326,016	1,030,305	29,682,306
Lee D. Roberts	159,135,363	589,344	1,032,240	29,682,306
Stephen F. Schuchenbrock	159,406,066	317,010	1,033,870	29,682,306

The second matter voted upon was the ratification of the appointment of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2014. Total votes for – 186,333,771, against – 2,489,987, abstained – 1,615,495, and broker non-votes – 0.

The third matter voted upon was the approval of a non-binding proposal to approve the compensation of the Company’s named executive officers. Total votes for – 147,782,913, against – 11,218,485, abstained – 1,755,549, and broker non-votes – 29,682,306.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: April 1, 2014	By:	/s/ Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer and Treasurer